Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Reports Fourth Quarter Results and Eleventh Consecutive Year of Revenue Growth

FREMONT, Calif., January 23, 2012 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 31, 2011.

Net revenue for the fourth quarter of 2011 was $38.8 million, a 9% increase over net revenue of $35.5 million for the fourth quarter of 2010, and a 6% decrease from net revenue of $41.3 million for the third quarter of 2011. GAAP net income was $5.7 million, or $0.22 per share (diluted), for the fourth quarter of 2011, a 67% increase from GAAP net income of $3.4 million, or $0.13 per share (diluted), for the fourth quarter of 2010 and a 18% decrease from GAAP net income of $6.9 million, or $0.26 per share (diluted), for the third quarter of 2011.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense. Non-GAAP net income was $7.8 million, or $0.30 per share (diluted), for the fourth quarter of 2011, a 43% increase from non-GAAP net income of $5.4 million, or $0.21 per share (diluted), for the fourth quarter of 2010 and a 14% decrease from non-GAAP net income of $9.1 million, or $0.35 per share (diluted), for the third quarter of 2011.

For the full year 2011, Volterra reported annual net revenue of $156.0 million. GAAP net income was $20.6 million, or $0.79 per share (diluted), for the fiscal year ended December 31, 2011, compared to GAAP net income of $28.4 million, or $1.10 per share (diluted), for the fiscal year ended December 31, 2010. Non-GAAP net income was $28.9 million, or $1.10 per share (diluted), for the fiscal year ended December 31, 2011, compared to non-GAAP net income of $35.1 million, or $1.35 per share (diluted), for the fiscal year ended December 31, 2010.

“I am proud to report Volterra’s eleventh consecutive year of revenue growth and our eighth consecutive profitable year,” said Volterra President and CEO Jeff Staszak. “We performed solidly in 2011, despite a turbulent market, and we are on track for continued growth in the upcoming year in our three market segments.”

Earnings Conference Call

Volterra will be conducting a conference call today at 2:30 p.m. (PST). To access the conference call, investors can dial (877) 941-8609 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9818. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on Monday, January 30, 2012. To access the replay, investors should dial (800) 406-7325 or

(303) 590-3030 and enter access code 4501577#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Monday, February 20, 2012.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•

it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•

it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.

Forward-Looking Statements:

This press release regarding financial results for the fiscal year and quarter ended December 31, 2011 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 8, 2011 and the Form 10-Q filed on November 1, 2011. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net revenue	$38,776	$35,543	$155,986	$153,634
Cost of revenue *	16,165	14,262	66,468	59,185

Gross margin	22,611	21,281	89,518	94,449

Operating expenses:
Research and development *	9,720	9,719	37,383	34,984
Selling, general and administrative *	6,602	6,503	26,646	24,664
Litigation	711	1,499	4,679	6,026

Total operating expenses	17,033	17,721	68,708	65,674

Income from operations	5,578	3,560	20,810	28,775
Non-operating (income) expense, net	(91)	14	58	(37)

Income before income taxes	5,669	3,546	20,752	28,812
Income tax (benefit) expense	(15)	139	108	372

Net income	$5,684	$3,407	$20,644	$28,440

Net income per share:
Basic	$0.23	$0.14	$0.84	$1.18

Diluted	$0.22	$0.13	$0.79	$1.10

Weighted average shares outstanding:
Basic	24,712	24,292	24,654	24,195

Diluted	26,148	25,766	26,163	25,878

* Includes stock-based compensation expense as follows:
Cost of revenue	$198	$132	$769	$568
Research and development	899	1,035	3,368	3,454
Selling, general, and administrative	1,014	739	4,096	2,596

Total stock-based compensation expense	$2,111	$1,906	$8,233	$6,618

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2011
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$22,611	$(198)	$22,809
Gross margin %	58.3%	-0.5%	58.8%
Operating expenses:
Research and development	$9,720	$899	$8,821
Selling, general and administrative	6,602	1,014	5,588
Litigation	711	—	711

Total operating expenses	$17,033	$1,913	$15,120
Income from operations	$5,578	$(2,111)	$7,689
Operating margin %	14.4%	-5.4%	19.8%
Annual effective tax rate	0.5%	0.1%	0.4%
Income tax (benefit)	$(15)	$—	$(15)
Net income	$5,684	$(2,111)	$7,795
Diluted net income per share	$0.22	$(0.08)	$0.30

	Three Months Ended December 31, 2010
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$21,281	$(132)	$21,413
Gross margin %	59.9%	-0.3%	60.2%
Operating expenses:
Research and development	$9,719	$1,035	$8,684
Selling, general and administrative	6,503	739	5,764
Litigation	1,499	—	1,499

Total operating expenses	$17,721	$1,774	$15,947
Income from operations	$3,560	$(1,906)	$5,466
Operating margin %	10.0%	-5.4%	15.4%
Annual effective tax rate	1.3%	0.3%	1.0%
Income tax expense	$139	$(126)	$13
Net income	$3,407	$(2,032)	$5,439
Diluted net income per share	$0.13	$(0.08)	$0.21

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Twelve Months Ended December 31, 2011
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$89,518	$(769)	$90,287
Gross margin %	57.4%	-0.5%	57.9%
Operating expenses:
Research and development	$37,383	$3,368	$34,015
Selling, general and administrative	26,646	4,096	22,550
Litigation	4,679	—	4,679

Total operating expenses	$68,708	$7,464	$61,244
Income from operations	$20,810	$(8,233)	$29,043
Operating margin %	13.3%	-5.3%	18.6%
Annual effective tax rate	0.5%	0.1%	0.4%
Income tax (benefit)	$108	$—	$108
Net income	$20,644	$(8,233)	$28,877
Diluted net income per share	$0.79	$(0.31)	$1.10

	Twelve Months Ended December 31, 2010
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$94,449	$(568)	$95,017
Gross margin %	61.5%	-0.3%	61.8%
Operating expenses:
Research and development	$34,984	$3,454	$31,530
Selling, general and administrative	24,664	2,596	22,068
Litigation	6,026	—	6,026

Total operating expenses	$65,674	$6,050	$59,624
Income from operations	$28,775	$(6,618)	$35,393
Operating margin %	18.7%	-4.3%	23.0%
Annual effective tax rate	1.3%	0.3%	1.0%
Income tax expense	$372	$—	$372
Net income	$28,440	$(6,618)	$35,058
Diluted net income per share	$1.10	$(0.25)	$1.35

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2011	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$126,733	$116,853	$99,827
Accounts receivable, net	22,399	21,166	19,437
Inventories	14,687	15,648	15,391
Prepaid expenses and other current assets	2,933	2,741	2,693

Total current assets	166,752	156,408	137,348
Property and equipment, net	7,905	8,317	7,125
Other assets	1,059	1,250	1,734

Total assets	$175,716	$165,975	$146,207

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,643	$4,692	$4,107
Accrued liabilities	8,299	8,228	11,216

Total current liabilities	13,942	12,920	15,323
Lease incentives	339	386	528
Other long-term liabilities	2,214	2,092	1,947

Total liabilities	16,495	15,398	17,798

Stockholders’ equity:
Common stock	28	28	27
Additional paid-in capital	152,644	146,807	134,656
Retained earnings	43,206	37,522	22,562
Treasury stock	(36,657)	(33,780)	(28,836)

Total stockholders’ equity	159,221	150,577	128,409

Total liabilities and stockholders’ equity	$175,716	$165,975	$146,207